Exhibit 10.77

Form of Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of        , 20        between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and the associate whose name appears on the signature page hereof and who is employed by the Company or one of its Subsidiaries, is being entered into pursuant to the ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.  The meaning of capitalized terms used in this Agreement may be found in Section 6.

The Company and the Associate hereby agree as follows:

Section 1.                                          Grant of Options.

(a)                                                 Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Associate of Options to purchase the number of shares of Company Common Stock specified on the signature page hereof.  The Options are not intended to be Incentive Stock Options.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)                                                 Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.                                          Vesting and Exercisability.

(a)                                                 Except as otherwise provided in Section 5(a) or Section 2(b) of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of the Grant Date, subject to the continuous employment of the Associate with the Company until the applicable vesting date; provided that if the Associate’s employment with the Company is terminated by reason of the Associate’s death or

Disability, any Options held by the Associate shall immediately vest as of the effective date of such termination.

(b)                                                 Discretionary Acceleration.  The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)                                                  Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole shares and must be exercised in accordance with Section 4.

Section 3.                                          Termination of Options.

(a)                                                 Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)                                                 Early Termination.  If the Associate’s employment with the Company terminates for any reason, any Options held by the Associate that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and, if the Associate’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Associate following the effective date of a termination of employment (the “Covered Options”) shall remain exercisable until the first to occur of (i) the three-month anniversary of the effective date of the Associate’s termination of employment (determined without regard to any deemed or express statutory or contractual notice period), (ii) the one-year anniversary in the case of a termination by reason of the Associate’s death or Disability or a retirement from active service on or after the Associate reaches normal retirement age, (iii) the Normal Termination Date or (iv) the cancellation of the Options pursuant to Section 5(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.                                          Manner of Exercise.

(a)                                                 General.  Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Associate shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Associate specifying the proposed date on which the Associate desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”) or such other or different requirements as may be imposed by the Company.  On or before any Exercise Date, the Company and the Associate shall enter into a Subscription Agreement that establishes the rights and obligations of the Company and the Associate relating to the Exercise Shares in the form then customarily used by the Company under the Plan for such purpose.  Unless otherwise determined by the Administrator, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Associate shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees (including, if available, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Associate may exercise vested Options by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Associate to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii)  to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)                                                 Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied, or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any guarantee, financing or security agreement entered into by the Company or any Subsidiary from time to time.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.  Except where prohibited by applicable law, the Normal Termination Date of any Option that may not be exercised pursuant to this Section 4(b) shall be extended for a period of time equal to any period of time such Option may not exercised pursuant to this Section 4(b), such extension not to exceed ten years in the aggregate.

Section 5.                                          Change in Control.

(a)                                                 Vesting and Cancellation.  Except as otherwise provided in Section 5(b), in the event of a Change in Control, all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)                                                 Alternative Award.  Notwithstanding Section 5(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Administrator reasonably determines prior to the Change in Control that the Associate shall receive an Alternative Award meeting the requirements of the Plan.

Section 6.                                          Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Associate” means the grantee of the Options whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 7, following such person’s death “Associate” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Associate” shall be deemed to include such person’s legal representative.

“Covered Options” has the meaning given in Section 3(b).

“Determination Date” means the effective date of the Associate’s termination of employment.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Associate.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Associate hereunder to purchase one share of Company Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Company Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Associate may purchase such share of Company Common Stock upon exercise of an Option.

“Plan” means the ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

Section 7.                                          Miscellaneous.

(a)                                                 Withholding.  The Company or one of its Subsidiaries may require the Associate to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise, settlement or purchase of the Options.

(b)                                                 Incorporation of Forfeiture Provisions.  The Associate acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as required by applicable law after the date of this Agreement.

(c)                                                  Authorization to Share Personal Data.  The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the

Associate to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(d)                                                 No Rights as Stockholder; No Voting Rights.  The Associate shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares.  Any shares delivered in respect of the Options shall be subject to the Subscription Agreement.

(e)                                                  No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(f)                                                   Non-Transferability of Options.  The Options may be exercised only by the Associate.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Associate upon the Associate’s death or with the Company’s consent.

(g)                                                  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Associate, as the case may be, at the following addresses or to such other address as the Company or the Associate, as the case may be, shall specify by notice to the other:

(i)                            if to the Company, to it at:

ServiceMaster Global Holdings, Inc.
c/o The ServiceMaster Company

860 Ridge Lake Boulevard
Memphis, Tennessee  38120

Attention: General Counsel

Fax: (901) 597-8025

with copies (which shall not constitute notice) to the Persons listed in clause (iii) below);

(ii)                         if to the Associate, to the Associate at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Associate;

(iii)                      copies of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention:  Peter J. Loughran
Fax:  (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(h)                                                 Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(i)                                                     Waiver; Amendment.

(i)                           Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                                                Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.

(j)                                                  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other party.

(k)                                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(l)                                                   Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7(l).

(m)                                             Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(n)                                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Associate have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE ASSOCIATE:

By:
[Name]

Address of the Associate:

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
[Number] Shares	$[•]